Exhibit 10.5

AMENDMENT NO. 4 TO THE
 CREDIT AGREEMENT

Dated as of December 1, 2017

AMENDMENT NO. 4 TO THE CREDIT AGREEMENT (the “Amendment”) among GREEN BRICK PARTNERS, INC., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and FLAGSTAR BANK, FSB, as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)          The Company, the Lenders and the Agent have entered into a Credit Agreement dated as of December 15, 2015 (as amended by the First Amendment thereto dated as of August 31, 2016, the Second Amendment thereto dated as of December 1, 2016 and the Third Amendment thereto dated as of September 1, 2017, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)          Pursuant to Section 2.22 of the Credit Agreement, the Company has requested that the Termination Date be extended from December 14, 2019 to December 14, 2020.

SECTION 1.          Consent to Extension Request.  Pursuant to Section 2.22 of the Credit Agreement, each Lender so indicating on its signature page to this Amendment (each such Lender, a “Consenting Lender”) agrees to extend the Termination Date with respect to its Commitment(s) for a period of one year, to December 14, 2020.  This agreement to extend the Termination Date is subject in all respects to the terms of the Credit Agreement.  For the avoidance of doubt, upon satisfaction of the applicable conditions set forth in Section 2.22(e) and (f) of the Credit Agreement and the payment of fees pursuant to Section 2 of this Amendment, the extension of the Termination Date of each Consenting Lender shall be effective on December 15, 2017.

SECTION 2.          Fees.  The Borrower agrees to pay to each Consenting Lender an upfront fee of 0.15% of the aggregate amount of such Consenting Lender’s extended commitments, which fee shall be due and payable on December 15, 2017 prior to the effectiveness of the extension of the Termination Date.

SECTION 3.          Conditions of Effectiveness.  This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Company and the Required Lenders.

SECTION 4.          Representations and Warranties of the Company.  The Company represents and warrants that (i) the representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects (other than representations and warranties qualified by materiality or Material Adverse Effect, which representations and warranties are true and correct in all respects) on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, and (ii) no Default has occurred and is continuing, or would result from this Amendment.

SECTION 5.          Reference to and Effect on the Credit Agreement.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)          The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c)          The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

(d)          This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

SECTION 6.          Costs and Expenses.  The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 7.          Acknowledgement.  Execution of this Amendment by a Lender and by the Company constitute the acknowledgment of the notice to such Lender and the Company, respectively, of the matters contemplated by Section 2.22(b) and (c), respectively, of the Credit Agreement.

SECTION 8.          Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.          Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer
[Signature Page to Amendment No. 4]

FLAGSTAR BANK, FSB, as Agent

By:	/s/ Jerry C. Schillaci
Name:	Jerry C. Schillaci
Title:	Vice President

[Signature Page to Amendment No. 4]

SIGNATURE PAGE

CONSENT to extension of Termination Date:

Name of Lender: CITIBANK, N.A.

by
/s/ John C. Rowland
	Name:	John C. Rowland
	Title:	Vice President

[Signature Page to Amendment No. 4]

SIGNATURE PAGE

CONSENT to extension of Termination Date:

Name of Lender: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

by
/s/ William O’Daly
	Name:	William O’Daly
	Title:	Authorized Signatory

by
/s/ Brady Bingham
	Name:	Brady Bingham
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4]